                                                                    Exhibit 99.1
--------------------------------------------------------------------------------
News Release
================================================================================

Contact:
Stacy Hendricks                                                        Mark Lamb
Public Relations Manager                             Investor Relations Director
Onyx Software                                                      Onyx Software
(425) 519-9253                                                    (425) 519-4034
stacyh@onyx.com                                                   markl@onyx.com

                                                           For Immediate Release
                                                                January 30, 2001


   Onyx Software Annual Revenue Grows 101 Percent with Record Fourth Quarter

                Banner Year Sets Stage for Next Phase of Growth

Bellevue, Wash. - Onyx Software Corp. (NASDAQ/NM: ONXS) today announced results for the quarter and year ending December 31, 2000.

Revenue for the fourth quarter of 2000 was a record $37.9 million, up 87 percent from $20.3 million in the fourth quarter of 1999. Sequential revenue growth between the third and fourth quarters of 2000 was 20 percent for license revenue and eight percent for services, resulting in 16 percent overall.

Software license revenues for the fourth quarter of 2000 were $24.6 million, up 91 percent from $12.9 million reported in the fourth quarter of 1999. Service revenues for the fourth quarter of 2000 were $13.4 million, up 80 percent from $7.4 million reported in the fourth quarter of 1999.

Pro forma net income for the fourth quarter, excluding acquisition-related charges (net of tax), was $836,000 or earnings of $0.02 per share. Including these charges, the net loss for the quarter was $581,000 or a loss of $0.02 per share.

Revenue for the year ended December 31, 2000 was $121.5 million, up 101 percent from $60.6 million in the prior year. Software license revenues for the year were $75.9 million, up 99 percent from $38.1 million reported in 1999. Service revenues for the year were $45.6 million, up 103 percent from $22.5 million reported in 1999.

Pro forma net income for the year ended December 31, 2000, excluding acquisition-related charges (net of tax) and equity investment losses, was $2.5 million or earnings of $0.06 per share. Including these charges, the net loss for the year was $2.5 million or a loss of $0.07 per share.

License revenue growth in the fourth quarter was driven by increased penetration in large-enterprise accounts. Onyx recorded 16 enterprise-level deals with license and first-year maintenance fees exceeding $500,000 during the fourth quarter, six of which exceeded $1 million. Onyx also had strong performance from application service providers and value-added resellers in the Americas and Europe. Indirect revenue accounted for 28 percent of fourth quarter license revenue.

Onyx added 58 new customers in the quarter, for a total of 745 customers worldwide at year-end, up from 515 customers at the end of 1999.

Fourth quarter customers included industry leaders Commerce One (Nasdaq: CMRC), GNC, Robert Half International (NYSE: RHI) and Equity Office Properties (NYSE:
EOP). Financial services customers included Credit Suisse, Strong Capital Management, NYCE Corporation and Friend Ivory & Sime (London:FIS.L). Onyx added Kaiser Foundation Health Plans and Ingenix International as new customers in the healthcare segment. Telecommunications customers included Singapore Cable Vision, Eschelon Telecom and ATT Latin America. New technology customers included Fluke Networks, Netegrity (Nasdaq: NETE), AvantGo (Nasdaq: AVGO), FactSet Research Systems (NYSE: FDS), Selkirk Financial Technologies, Adexa, Cervalis and CoreExpress. Onyx also had sales to the Portland Trailblazers and the Phoenix Suns Ltd. Partnership, which includes the Suns and Arizona Diamondbacks.

"We are very pleased with our results for the quarter and for the year," said Onyx CEO, Brent Frei. "Onyx Software delivered strong financial results and achieved significant milestones in expanding and strengthening our technology leadership, partner development capabilities and focus, and enhancing our ability to penetrate the large enterprise market space. We believe our accomplishments in 2000 and in the first 30 days of 2001 have us well positioned as we move into our next stage of growth."

Key Milestones for the quarter and the year included:

 . Creation of a named-account executive sales approach for large enterprises built around vertical market segments.

 . Formal creation of a business development and alliances group chartered with targeting, creating and managing partnerships with a strategic group of systems integrators, hardware and platform providers, outsourcing and application service providers, and complementary independent software vendors.

 . Creation and funding of Onyx Japan through a joint venture with Softbank and Prime Systems.

 . Increased support of Microsoft platforms and the establishment of the world record for scalability for CRM software running on Microsoft Windows 2000. Onyx also won two Microsoft Industry Solution Awards.

 . Completion of the third major release of Onyx's thin-client architecture. The new Onyx Internet architecture is 100 percent native-XML to provide scalability and flexibility that accommodates the complex requirements of even the largest enterprise companies, and presents system integration partners an attractive integration and customization business opportunity. Onyx's high-availability, multi-tenancy, thin-client architecture is also well suited for delivery through application service providers and outsourcers.

 .  Completion of the platform release of Onyx Enterprise Application Server -
   Oracle Edition. Optimized for Oracle 8i running on Sun Solaris 8.0, the release showcases the latest version of Onyx's Internet architecture. The addition of this new data-management and operating-system support allows Onyx to participate in opportunities pre-disposed to these platform and database preferences -thereby expanding the addressable market that Onyx serves.

 . Strong employee recruitment and retention results. Once again voted one of the best companies to work for, Onyx had year-end employee headcount of 745 compared to 412 at the end of the prior year. More than 90 percent of recruitment offers were accepted and employee turnover of 11 percent was a fraction of the high-tech industry norm.

Key Milestones for the first 30 days of 2001 include:

 . Significant additions to Onyx's executive team including the appointment of RevenueLab CEO Kevin Corcoran as Onyx's chief marketing officer, responsible for all worldwide marketing activities including product management, product marketing, corporate marketing and marketing communications. Prior to RevenueLab, Corcoran was SVP sales and marketing at Learning International and brings 20 years of experience to Onyx from companies like Xerox and Procter and Gamble. Corcoran is also a co-author of two books, "High Performance Sales Organizations: Creating Competitive Advantage in the Global Marketplace" and "The Alligator Trap: How to Sell Without Being Turned into a Pair of Shoes." The announcement of a president/chief operating officer and a VP of sales for the Americas will be announced under separate cover.

 . Acquisition of RevenueLab, which adds go-to-market sales and CRM-strategy consulting to complement Onyx's existing strengths in technology and process consulting. The RevenueLab acquisition is designed to help Onyx accelerate its penetration into blue-chip accounts by leveraging RevenueLab's existing relationships and account access, leveraging internal application of RevenueLab knowledge and techniques proven to create high-performing sales organizations and strategic account management practices, and creating a unique value proposition for its large consulting partners to create an Onyx practice.

 . Announcement of a significant partnership with Microsoft targeting large enterprises in a series of vertical markets starting with financial services. The partnership includes joint marketing, sales and development efforts targeting a common customer segment with vertical specific solutions. In the first segment, Onyx is delivering a vertical-specific version of its software running on Microsoft's .Net Enterprise Servers combined with industry-specific CRM strategy services provided by RevenueLab.

Earnings Conference Call

The Onyx Software earnings conference call will feature remarks by CEO Brent Frei, followed by a live Q&A session. The call is scheduled to start promptly at 5:00 pm Eastern (2:00 pm Pacific). We suggest you access the call 10-15 minutes prior to the start time by signing on at http://investor.onyx.com. The call will be archived and available for replay at this same URL. Alternatively, you can participate by phone.

When: Tuesday, January 30, 2001
Time: 5:00p (Eastern) / 2:00p (Pacific)
Dial-In: 800-289-0494
Passcode: 421321

Replay: (888) 203-1112 (available through midnight, February 3)
International Replay (719) 457-0820 (available through midnight, February 3)
Passcode: 421321

About Onyx Software

Onyx Software Corp. (Nasdaq: ONXS) is a global supplier of enterprise-wide, customer-centric e-business applications that connect and power a company's entire e-business world, including customers, partners and sales, marketing and service groups, making total customer and partner information available enterprise-wide. Onyx's products are known for flexibility, reliability and ease of use, resulting in high return on investment, low total cost of ownership and industry-leading customer satisfaction. Onyx operates worldwide, with customers including American Express, Broadwing, Commerce One, Credit Suisse, Dreyfus, FirstWorld Communications, Portland Trail Blazers, Prudential Securities and Sierra Health Services. For more information, call 888-275-6699, email info@onyx.com or visit www.onyx.com.


This press release contains forward-looking statements. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx's actual results include, but are not limited to, the "Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price" described in our quarterly report on form 10-Q for the quarter ending September 30, 2000. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

                          #FINANCIAL TABLES FOLLOW#

                           Onyx Software Corporation
          Pro Forma Condensed Consolidated Statements of Earnings (1)
                     (In Thousands, Except Per Share Data)


                                   Three Months Ended            Year Ended
                                      December 31,               December 31,
                                 2000           1999          2000        1999
                              (unaudited)    (unaudited)   (unaudited) (unaudited)
Revenues
   License                      $24,551        $12,884      $ 75,910      $38,122
   Service                       13,383          7,436        45,613       22,452
                                -------        -------      --------      -------
Total revenues                   37,934         20,320       121,523       60,574
Costs of Revenues
   Cost of license                1,152            754         3,520        2,243
   Cost of service                7,047          3,908        23,662       11,466
                                -------        -------      --------      -------
Total cost of revenues            8,199          4,662        27,182       13,709
                                -------        -------      --------      -------
Gross margin                     29,735         15,658        94,341       46,865
Operating Expenses
   Sales and marketing           18,969          9,620        59,421       29,941
   Research and
    development                   6,380          2,785        21,109       10,545
   General and
    administrative                3,589          1,782        11,256        5,966
                                -------        -------      --------      -------
Total operating expenses         28,938         14,187        91,786       46,452
Operating income                    797          1,471         2,555          413
Interest income, net                124            282           788        1,224
                                -------        -------      --------      -------
Income before
 income taxes                       921          1,753         3,343        1,637
Income tax provision                301            336         1,023          651
Minority interest in
 loss of consolidated
 subsidiary                        (216)             -          (216)           -
                                -------        -------      --------      -------
Pro forma net income            $   836        $ 1,417      $  2,536      $   986
                                =======        =======      ========      =======
Basic earnings per share:
 Pro forma net income           $  0.02        $  0.04      $   0.07      $  0.03
                                =======        =======      ========      =======
Weighted average common
  shares (2)                     35,628         32,588        34,922       31,216

Diluted earnings per share:
  Pro forma net income          $  0.02        $  0.03      $   0.06      $  0.03
                                =======        =======      ========      =======
 Weighted average common
  shares and equivalents (2)     40,643         40,954        40,962       39,006

(1) Amounts and per share data for the periods presented exclude acquisition-related amortization (net of tax) and minority equity investment losses.

(2) The pro forma earnings per share for the twelve months ended December 31, 1999 was calculated on a pro-forma basis, which assumes the conversion of preferred stock into common stock at the time of issuance.

                           Onyx Software Corporation
                 Condensed Consolidated Statements of Earnings
                     (In Thousands, Except Per Share Data)

                                   Three Months Ended            Year Ended
                                      December 31,               December 31,
                                 2000           1999          2000        1999
                              (unaudited)    (unaudited)   (unaudited) (unaudited)
Revenues
   License                      $24,551        $12,884      $ 75,910     $38,122
   Service                       13,383          7,436        45,613      22,452
                                -------        -------      --------     -------
Total revenues                   37,934         20,320       121,523      60,574
Costs of Revenues
 Cost of license                  1,152            754         3,520       2,243
 Acquisition-related
  amortization - technology         205            205           820         500
 Cost of service                  7,047          3,908        23,662      11,466
                                -------        -------      --------     -------
Total cost of revenues            8,404          4,867        28,002      14,209
                                -------        -------      --------     -------
Gross margin                     29,530         15,453        93,521      46,365
Operating Expenses
 Sales and marketing             18,969          9,620        59,421      29,941
 Research and
  development                     6,380          2,785        21,109      10,545
 General and
  administrative                  3,589          1,782        11,256       5,966
 Acquisition-related
  amortization - other            1,429            589         4,332       1,064
                                -------        -------      --------     -------
Total operating expenses         30,367         14,776        96,118      47,516
Operating income (loss)            (837)           677        (2,597)     (1,151)
Interest income, net                124            282           788       1,224
Equity investment loss                -              -          (500)          -
                                -------        -------      --------     -------
Income (loss) before
 income taxes                      (713)           959        (2,309)         73
Income tax provision                 84            202           404         517
Minority interest in
 loss of consolidated
 subsidiary                        (216)             -          (216)          -
                                -------        -------      --------     -------
Net income (loss)               $  (581)       $   757      $ (2,497)    $  (444)
                                =======        =======      ========     =======
Basic earnings per share:
 Net income (loss)              $ (0.02)       $  0.02      $  (0.07)    $ (0.01)
                                =======        =======      ========     =======
Weighted average common
  shares (1)                     35,628         32,588        34,922      31,216

Diluted earnings per share:
  Net income (loss)             $ (0.02)       $  0.02      $  (0.07)    $ (0.01)
                                =======        =======      ========     =======
 Weighted average common
  shares and equivalents (1)     35,628         40,954        34,922      31,216

(1) The pro forma earnings per share for the twelve months ended December 31, 1999 was calculated on a pro-forma basis, which assumes the conversion of preferred stock into common stock at the time of issuance.

                          Onyx Software Corporation
                     Condensed Consolidated Balance Sheet
                                (In Thousands)

                                              December 31,   December 31,
                                                  2000           1999
                                              (unaudited)

        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                     $ 11,492        $ 3,691
  Short-term marketable securities                 5,522         19,804
  Accounts receivable, net                        43,629         22,987
  Prepaid expenses and other current
   assets                                          4,533          2,570
                                                --------        -------
    Total current assets                          65,176         49,052

  Property and equipment, net                     20,848          8,628
  Purchased technology, net                        1,958          3,071
  Other intangibles, net                          19,674         10,683
  Long-term marketable securities                      -            991
  Other assets                                     3,878            755
                                                --------        -------
TOTAL ASSETS                                    $111,534        $73,180
                                                ========        =======
   LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                              $  6,792        $ 1,906
  Salary and benefits payable                      5,778          2,557
  Accrued liabilities                              4,739          2,673
  Current portion long-term liabilities              242            306
  Income taxes payable                               808            435
  Deferred revenues                               19,351         11,028
  Notes payable to shareholders in stock           4,320              -
                                                --------        -------
    Total current liabilities                     42,030         18,905
Long-term liabilities                                428            133
Deferred tax liability                             2,201          2,304
Minority interest in joint venture                 2,895              -

SHAREHOLDERS' EQUITY
  Common stock                                    75,416         61,166
  Notes receivable from officers                    (157)          (212)
  Deferred stock-based compensation                 (413)          (903)
  Accumulated deficit                            (10,562)        (8,065)
  Accumulated other comprehensive loss              (304)          (148)
                                                --------        -------
     Total shareholders' equity                   63,980         51,838
                                                --------        -------
TOTAL LIABILITIES AND SHAREHOLDERS'
 EQUITY                                         $111,534        $73,180
                                                ========        =======




                                      ###